As filed with the Securities and Exchange Commission on November 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EUPRAXIA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2198 Yukon Street Vancouver, British Columbia, Canada	V5Y 3P1
(Address of Principal Executive Offices)	(Zip Code)

Eupraxia Pharmaceuticals Inc. 2025 Omnibus Incentive Plan

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C. 20005

(Name and address of agent for service)

(202) 572-3133

(Telephone number, including area code, of agent for service)

Copies to:

Joseph A. Garcia Michelle Noorani Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500 Vancouver, British Columbia, Canada V6E 4E5 (604) 631-3300	Thomas M. Rose Nicole A. Edmonds Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199-7613 United States (757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Eupraxia Pharmaceuticals Inc. (the “Company”) to register an additional (i) 3,750,109 common shares, no par value, of the Company (“Shares”) that may be issued under the Company’s 2025 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”); (ii) 576,431 Shares that may be issued upon exercise of outstanding options granted under the Plan; and (iii) 26,250 Shares that may be issued upon vesting and settlement of outstanding restricted share units granted under the Plan.

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the Company’s registration statement on Form S-8 relating to the Plan filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on February 5, 2026 (File No. 333-293214).

PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The document(s) containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the U.S. Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the U.S. Securities Act.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following information:

•	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026;

•

The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended March 31, 2026 (except for Exhibit 99.3 thereto), furnished to the SEC on May 12, 2026;

•

The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and six months ended June 30, 2026 (except for Exhibit 99.3 thereto), furnished to the SEC on August 11, 2026;

•

The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and nine months ended September 30, 2026 (except for Exhibit 99.3 thereto), furnished to the SEC on November 10, 2026;

•	The Company’s Report on Form 6-K with the management information circular for the annual general meeting of shareholders held on June 18, 2026, furnished to the SEC on May 29, 2026;

•	The Company’s Reports on Forms 6-K with material change reports dated February 23, 2026 and July 13, 2026, furnished to the SEC on March 6, 2026 and July 15, 2026; and

•

The description of the Company’s common shares contained in its Registration Statement on Form 8-A (File No. 001-41923) filed with the SEC on January 18, 2024 pursuant to Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), together with all amendments and reports filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act, and any document of the type referred to in the list above, as well as Form 6-Ks furnished by the Company to the SEC that include interim financial statements and related management’s discussion and analysis, information circulars, material change reports, and business acquisition reports, filed or furnished by the Company subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed or furnished. The Company may incorporate by reference into this registration statement any other Form 6-K (or portions thereof) that is submitted to the SEC after the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. In addition to any Form 6-K furnishing the type of documents referred to in the list above (which shall be deemed to be incorporated by reference into this registration statement), any such other Form 6-K (or portions thereof) that the Company intends to so incorporate shall state in such form that it is being incorporated by reference into this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Eupraxia Pharmaceuticals Inc. (as amended) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-293214) filed with the SEC on February 5, 2026).

4.2	Eupraxia Pharmaceuticals Inc. specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-278534) filed with the SEC on April 5, 2024).

4.3	Eupraxia Pharmaceuticals Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-293214) filed with the SEC on February 5, 2026).

4.4*	Form of Incentive Stock Option Grant Agreement for U.S. Optionees under the Eupraxia Pharmaceuticals Inc. 2025 Omnibus Incentive Plan.

4.5*	Form of Non-Qualified Stock Option Grant Agreement for U.S. Optionees under the Eupraxia Pharmaceuticals Inc. 2025 Omnibus Incentive Plan.

4.6*	Form of Restricted Stock Unit Award Agreement under the Eupraxia Pharmaceuticals Inc. 2025 Omnibus Incentive Plan.

4.7	Form of Deferred Share Unit Award Agreement under the Eupraxia Pharmaceuticals Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-8 (File No. 333-293214) filed with the SEC on February 5, 2026).

5.1*	Opinion of Blake, Cassels & Graydon LLP.

23.1*	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this registration statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on November 12, 2026.

Eupraxia Pharmaceuticals Inc.

By:	/s/ James A. Helliwell
Name: James A. Helliwell
Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James A. Helliwell and Alex Rothwell, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 12, 2026.

Signatures	Title

/s/ James A. Helliwell	Chief Executive Officer and Director
James A. Helliwell	(Principal Executive Officer)

/s/ Alex Rothwell	Chief Financial Officer
Alex Rothwell	(Principal Financial and Accounting Officer)

/s/ Simon Pimstone	Chairman of the Board and Director
Simon Pimstone

/s/ Richard Glickman	Director
Richard Glickman

/s/ Joseph Freedman	Director
Joseph Freedman

/s/ John Montalbano	Director
John Montalbano

/s/ Amy Pott	Director
Amy Pott

/s/ Robert Bazemore	Director
Robert Bazemore

/s/ Helen Thackray	Director
Helen Thackray

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act, the undersigned has signed this Form S-8, solely in its capacity as duly authorized representative of Eupraxia Pharmaceuticals Inc. in the United States, on November 12, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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